BGSF, Inc. Reports Record Third Quarter 2022 Financial Results
Strong Quarterly Revenues Up 22% and Adjusted EBITDA Margin of 10.2%
Board Declares Cash Dividend of $0.15 Per Share, 32nd Consecutive Quarterly Dividend

PLANO, Texas – (November 2, 2022) – BGSF, Inc. (NYSE: BGSF), a leading national provider of workforce solutions, today reported financial results for its third quarter ended September 25, 2022.

The Company further announced that its Board of Directors has declared a quarterly cash dividend of $0.15 per share of common stock. The dividend is payable on November 21, 2022 to all shareholders of record as of the close of business on November 14, 2022. This marks the 32nd consecutive quarterly dividend and based on yesterday’s closing price of the Company’s common stock, the annualized yield is approximately 4.8%.

Q3 2022 Highlights from Continuing Operations:
•Revenues were $78.5 million, an increase of 22.3% from 2021
•Gross profit was $28.0 million, up 27.0% from 2021, while gross profit percent increased 140 basis points to 35.7% in 2022
•Selling, general and administrative expenses of $20.4 million, improved 60 basis points as a percentage of revenue over 2021
•Net income from continuing operations was $4.7 million, or $0.44 per diluted share, vs. net income from continuing operations of $3.7 million, or $0.36 per diluted share in 2021, which included a net gain on contingent consideration of $1.0 million
•Adjusted EBITDA1 from continuing operations was $8.0 million (10.2% of revenues), vs. $5.4 million (8.4% of revenues) in 2021
•Adjusted EPS1 from continuing operations was $0.48 in 2022, up from $0.31 in 2021

Nine Month 2022 Highlights from Continuing Operations:
•Revenues were $221.1 million, an increase of 29.1% from 2021
•Gross profit was $76.5 million, up 33.0% from 2021, while gross profit percent increased 100 basis points to 34.6% in 2022
•Selling, general and administrative expenses of $60.0 million improved 130 basis points as a percentage of revenue over 2021
•Net income from continuing operations was $9.8 million, or $0.93 per diluted share, vs. net income from continuing operations of $6.0 million, or $0.59 per diluted share in 2021, which includes a net gain on consideration of $2.0 million
•Adjusted EBITDA1 from continuing operations was $17.4 million (7.9% of revenues), vs. $9.9 million (5.8% of revenues) in 2021
•Adjusted EPS1 from continuing operations was $1.05 in 2022, up from $0.55 in 2021

1Non-GAAP financial measure. See reconciliation below for details.

Beth A. Garvey, Chair, President and CEO, said, “I am pleased to report that momentum from the first half of 2022 continued into our fiscal third quarter, which resulted in record high revenue and gross profit from continuing operations. We believe our continued strong performance is supported by BGSF’s unique business model that empowers people and creates long-term relationships, both with clients and our workforce. We are strategically focused on solving business challenges for our clients, while building a higher margin business, growing market share and gaining further traction as we close out this year and move into ‘23.

"Our continued strong operating results support the Board’s declaration of a quarterly cash dividend of $0.15 per share which is our 32nd consecutive quarterly cash dividend.” Garvey continues.

“We are enthusiastic about planned growth initiatives and prospects as we approach 2023. We see strong tailwinds in both segments as we work to build leadership positions in both the Professional and Real Estate segments. Our teams are energized around our vision and strategic direction, and this alignment has contributed to more creative solutions for our clients. The business will continue to be driven by strength in our people, technology, reputation, business model, and client partnerships as we continue our journey as a best-in-class workforce solutions company,” Garvey concluded.

Conference Call
BGSF call at 9:00 a.m. ET on November 3, 2022. Interested participants may dial 844-200-6205 (U.S. callers) or 929-526-1599 (all other locations) and provide access code 250313. A replay of the call will be available until November 10, 2022. To access the replay, please dial 929-458-6194 (U.S. Callers), 866-813-9403 (US Toll Free callers), or +44 204-525-0658 (all other locations) and enter access code 840249. The live webcast and archived replay are accessible at the investor relations section of the Company’s website at www.bgsf.com.

About BGSF
BGSF provides workforce solutions to a variety of industries through its various divisions in IT, Cyber, Finance & Accounting, and Real Estate (apartment communities and commercial buildings). BGSF has integrated several regional and national brands achieving scalable growth. The Company was ranked by Staffing Industry Analysts as the 94th largest U.S. staffing company and the 49th largest IT staffing firm in 2022. The Company’s disciplined acquisition philosophy, which builds value through both financial growth and the retention of unique and dedicated talent within BGSF’s family of companies, has resulted in a seasoned management team with strong tenure and the ability to offer exceptional service to our field talent and client partners while building value for investors. For more information on the Company and its services, please visit its website at www.bgsf.com.

Forward-Looking Statements
The forward-looking statements in this press release are made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements regarding our future financial performance and the expectations and objectives of our board or management. The Company’s actual results could differ materially from those indicated by the forward-looking statements because of various other risks and uncertainties, including those listed in Item 1A of the Company’s Annual Report on Form 10-K and in the Company’s other filings and reports with the Securities and Exchange Commission. All of the risks and uncertainties are beyond the ability of the Company to control, and in many cases, the Company cannot predict the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this press release, the words “allows,” “believes,” “plans,” “expects,” “estimates,” “should,” “would,” “may,” “might,” “forward,” “will,” “intends,” “continue,” “outlook,” “temporarily,” “progressing,” "prospects," and “anticipates” and similar expressions as they relate to the Company or its management are intended to identify forward-looking statements. Except as required by law, the Company is not obligated to publicly release any revisions to these forward-looking statements to reflect the events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

CONTACT:
Steven Hooser or Sandy Martin
Three Part Advisors
ir@bgstaffing.com 214.872.2710 or 214.616.2207

Source: BGSF, Inc.

BGSF, Inc.
GAAP Financial Measures

The following tables have been derived from our unaudited consolidated financial statements and summarize key components of our statements of operations for the periods indicated, as well as a reconciliation of revenue and operating income from continuing operations by reportable segment to consolidated results for the periods indicated.

Results of Operations

	Thirteen Weeks Ended		Thirty-nine Weeks Ended
	September 25, 2022	September 26, 2021	September 25, 2022	September 26, 2021
	(dollars in thousands)
Revenues	$78,508	$64,185	$221,139	$171,333
Cost of services	50,508	42,138	144,649	113,824
Gross profit	28,000	22,047	76,490	57,509
Selling, general and administrative expenses	20,386	17,054	60,001	48,626
Gain on contingent consideration	—	(1,208)	—	(2,403)
Depreciation and amortization	1,146	1,169	2,966	2,871
Operating income	6,468	5,032	13,523	8,415
Interest expense, net	(376)	(432)	(718)	(1,026)
Income from continuing operations before income taxes	6,092	4,600	12,805	7,389
Income tax expense from continuing operations	(1,440)	(893)	(2,961)	(1,344)
Income from continuing operations	4,652	3,707	9,844	6,045
Income from discontinued operations:
Income	—	1,164	1,235	3,331
Gain on sale	—	—	17,266	—
Income tax expense	—	(227)	(4,716)	(578)
Net income	$4,652	$4,644	$23,629	$8,798

Net income per share - diluted
Net income from continuing operations	$0.44	$0.36	$0.93	$0.59
Net income from discontinued operations:
Income	—	0.11	0.12	0.32
Gain on sale	—	—	1.65	—
Income tax expense	—	(0.02)	(0.45)	(0.06)
Net income per share - diluted	$0.44	$0.45	$2.25	$0.85

Business Segments

	Thirteen Weeks Ended				Thirty-nine Weeks Ended
	September 25, 2022		September 26, 2021		September 25, 2022		September 26, 2021
	(dollars in thousands)
Revenue:
Real Estate	$33,241	42%	$24,789	39%	$89,137	40%	$64,614	38%
Professional	45,267	58%	39,396	61%	132,002	60%	106,719	62%
Total	$78,508	100%	$64,185	100%	$221,139	100%	$171,333	100%

Gross profit:
Real Estate	$13,548	48%	$9,515	43%	$35,093	46%	$24,235	42%
Professional	14,452	52%	12,532	57%	41,397	54%	33,274	58%
Total	$28,000	100%	$22,047	100%	$76,490	100%	$57,509	100%

Selling[2]:
Real Estate	$7,301		$5,057		$19,874		$14,222
Professional	8,601		8,385		26,948		23,602
Total	$15,902		$13,442		$46,822		$37,824

Operating income (expense):
Real Estate	$6,148		$4,370		$15,000		$9,796
Professional	5,172		3,399		12,458		7,477
Home office - Selling, general and administrative	(4,852)		(3,945)		(13,935)		(11,261)
Home - gain on contingent consideration	—		1,208		—		2,403
Total	$6,468		$5,032		$13,523		$8,415
2Selling is a component of Selling, general and administrative on the Unaudited Consolidated Statement of Operations and Comprehensive Income.

The following tables have been derived from our unaudited consolidated financial statements and summarize key components of our balance sheet and statements of cash flows for the periods indicated.

Condensed Balance Sheets

	September 25, 2022	December 26, 2021
Assets	(dollars in thousands)
Current assets	$70,813	$52,972
Property and equipment, net	1,599	4,331
Intangible assets, net	34,142	33,585
Goodwill	29,142	29,142
Other	13,568	13,853
Assets of discontinued operations	—	14,411
Total assets	$149,264	$148,294
Liabilities and stockholders' equity
Long-term debt, current portion	$—	$3,563
Other current	23,786	23,559
Line of credit	27,004	12,588
Long-term debt, less current portion	—	23,300
Other long-term	1,580	7,240
Liabilities of discontinued operations	—	1,452
Total liabilities	52,370	71,702
Total stockholders' equity	96,894	76,592
Total liabilities and stockholders' equity	$149,264	$148,294

Working Capital
	September 25, 2022	December 26, 2021
	(dollars in thousands)
Working capital from continuing operations	$47,027	$25,850
Working capital ratio	2.98	1.95

Condensed Statements of Cash Flows
	Thirty-nine Weeks Ended
	September 25, 2022	September 26, 2021
	(dollars in thousands)
Net cash provided by (used in) continuing operations:
Operating activities	$(5,557)	$(2,720)
Investing activities	25,633	(5,307)
Financing activities	(17,888)	2,986
Net change in cash and cash equivalents discontinued operations	(2,300)	5,041
Net change in cash and cash equivalents	$(112)	$—

BGSF, Inc.
Non-GAAP Financial Measures

The financial results of BGSF, Inc. are prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and the rules of the U.S. Securities and Exchange Commission. To help the readers understand the Company's financial performance, the Company supplements its GAAP financial results with Adjusted EBITDA and Adjusted EPS.

A non-GAAP financial measure is a numerical measure of a company's financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows of a company. Adjusted EBITDA and Adjusted EPS are not measurements of financial performance under GAAP and should not be considered as alternatives to net income, net income per diluted share, operating income, or any other performance measure derived in accordance with GAAP, or as alternatives to cash flow from operating activities or measures of our liquidity. We believe that Adjusted EBITDA and Adjusted EPS are useful performance measures and are used by us to facilitate a comparison of our operating performance on a consistent basis from period-to-period and to provide for a more complete understanding of factors and trends affecting our business than measures under GAAP can provide alone. In addition, the financial covenants in our credit agreement are based on EBITDA as defined in the credit agreement.

We define “Adjusted EBITDA" as earnings before interest expense, income taxes, depreciation and amortization expense, transaction fees and certain non-cash expenses such as contingent consideration gains and share-based compensation expense, as well as certain specific events that management does not consider in assessing our on-going operating performance.

Reconciliation of Income from Continuing Operations to Adjusted EBITDA

	Thirteen Weeks Ended		Thirty-nine Weeks Ended		Trailing Twelve Months Ended
	September 25, 2022	September 26, 2021	September 25, 2022	September 26, 2021	September 25, 2022
	(dollars in thousands)
Income from continuing operations	$4,652	$3,707	$9,844	$6,045	$14,165
Income tax expense from continuing operations	1,440	893	2,961	1,344	4,349
Interest expense, net	376	432	718	1,026	1,125
Operating income	6,468	5,032	13,523	8,415	19,639
CARES Act credit	—	—	—	—	(2,084)
Depreciation and amortization	1,146	1,169	2,966	2,871	3,792
Gain on contingent consideration	—	(1,208)	—	(2,403)	—
Share-based compensation	411	406	865	842	1,082
Transaction fees	6	1	6	155	21
Adjusted EBITDA from continuing operations	8,031	5,400	17,360	9,880	22,450
Adjusted EBITDA Margin (% of revenue)	10.2%	8.4%	7.9%	5.8%	7.8%
Income from discontinued operations	—	1,164	1,235	3,331	2,475
Income adjustments to discontinued operations	—	39	(249)	114	(220)
Adjusted EBITDA from discontinued operations, net of gain on sale, net of tax	—	1,203	986	3,445	2,255
Adjusted EBITDA, net of gain	$8,031	$6,603	$18,346	$13,325	$24,705

We define “Adjusted EPS” as diluted earnings per share eliminating amortization expense of intangible assets from acquisitions, transaction fees, and certain non-cash expenses such as contingent consideration gains, as well as certain specific events that management does not consider in assessing our on-going operating performance, net of the respective income tax effect.

Reconciliation of Adjusted EPS

	Thirteen Weeks Ended		Thirty-nine Weeks Ended
	September 25, 2022	September 26, 2021	September 25, 2022	September 26, 2021

Net income from continuing operations per diluted share, excluding gain on sale of discontinued operations	$0.44	$0.36	$0.93	$0.59
Acquisition amortization	0.05	0.06	0.16	0.17
Gain on contingent consideration	—	(0.12)	—	(0.23)
Transaction fees	—	—	—	0.01
Income tax expense adjustment	(0.01)	0.01	(0.04)	0.01
Adjusted EPS from continuing operations	0.48	0.31	1.05	0.55
Adjusted EPS from discontinued operations	—	0.09	0.09	0.26
Adjusted EPS	$0.48	$0.40	$1.14	$0.81